Exhibit 1

COMPANIES ACTS, 1963 - 2006

COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

public limited company

Registered in Dublin No. 12965

Arthur Cox,

Earlsfort Centre,

Earlsfort Terrace,

Dublin 2.

COMPANIES ACTS, 1963 - 2006

COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

public limited company

Registered in Dublin No. 12965

Arthur Cox,

Earlsfort Centre,

Earlsfort Terrace,

Dublin 2.

No. 12965

Certificate of Incorporation

I HEREBY CERTIFY THAT ROADSTONE, LIMITED is this day incorporated under the Companies Acts, 1908 to 1924, and that the Company is Limited.

Given under my hand at Dublin, this Twentieth day of June, One Thousand Nine Hundred and Forty-nine.

Fees and Deed Stamps £ 52 10s. 0d.

Stamp Duty on Capital £1,250 0s. 0d.

A.K. AUSTIN,

Registrar of Joint Stock Companies

No. 12965

Certificate of Change of Name

I Hereby Certify that

ROADSTONE, LIMITED

having, with the sanction of a Special Resolution of the said Company, and with the approval of the MINISTER FOR INDUSTRY AND COMMERCE, changed its name, is now called

CEMENT-ROADSTONE HOLDINGS LIMITED

and I have entered such new name on the Register accordingly.

Given under my hand at Dublin, this Twentieth day of October, One Thousand Nine Hundred and Seventy.

M. SINSEOIN,

for Registrar of Companies

No. 12965

Certificate of Incorporation

on Re-registration as a

Public Limited Company

I Hereby Certify that

CEMENT-ROADSTONE HOLDINGS PLC

is this day re-registered under the Companies Acts 1963 to 1983 and that the Company is a Public Limited Company.

Given under my hand at Dublin, this Twentieth day of January, One Thousand Nine Hundred and Eighty four.

R. BURKE

for Registrar of Companies

No. 12965

Certificate of Incorporation on

Change of Name

I Hereby Certify that

CEMENT-ROADSTONE HOLDINGS PLC

having, by a Special Resolution of the Company, and with the approval of the MINISTER FOR INDUSTRY AND COMMERCE, changed its name, is now incorporated as a limited company under the name

CRH public limited company

and I have entered such name on the Register accordingly.

Given under my hand this Eighteenth day of May, One Thousand Nine Hundred and Eighty Seven.

R. BURKE

for Registrar of Companies

THE COMPANIES ACTS, 1908 to 1924

AND

THE COMPANIES ACTS, 1963 to 2006

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

C R H

public limited company

As altered 1st May 1975, 5th May 1992 and 7th May 2008.

1. The name of the Company is “CRH public limited company”.

2. The Company is to be a public limited company.

3. The Registered Office of the Company will be situate in Ireland.

4. The objects for which the Company is established are:

(1) To carry on the business of an investment holding company and for that purpose to acquire and hold either in the name of the Company or in that of any nominee shares, stocks, debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company wherever incorporated or carrying on business and debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any Government, Sovereign Ruler, Commissioners, Public Body or Authority supreme, dependent, municipal, local or otherwise in any part of the world and to raise money on such terms and conditions as may be thought desirable for any of the above purposes.

(2) To acquire any such shares, stock, debentures, debenture stock, bonds, notes, obligations or securities by original subscription, tender, syndicate participation, purchase, exchange or otherwise, and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise, and to hold, sell or otherwise dispose of any excess thereof, to subscribe for the same either conditionally or otherwise, and generally to sell, exchange or otherwise to dispose of or turn to account any of the assets of the Company or any securities or investments of the Company acquired or agreed so to be and to invest in or to acquire by repurchase or otherwise any securities or investments of the kind before enumerated and to vary the securities and investments of the Company from time to time.

(3) To exercise and enforce all rights and powers conferred by or incidental to the ownership of any such shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof and to provide managerial and other executive supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(4) To carry on the business of quarry masters and proprietors, lessees and workers of quarries, sand and gravel pits, mines and the like generally and for the purposes thereof or otherwise in relation to the business of the Company to purchase, take on lease or fee farm grant or in exchange hire or otherwise acquire any real and personal property and any mines, minerals and mining rights, easements and other rights and privileges which the Company may deem necessary or convenient for the purposes of its business.

(5) To carry on the business of miners and quarriers and manufacturers and merchants of and dealers in rocks, stones, sand, gravel, breeze, shale, slag, rubble, shingle, ballast, slate, gypsum, marble, coal, coke, turf and other fuels, oils and other mineral substances.

(6) To carry on the business of road-makers and contractors, building contractors, builders merchants and providers and dealers in road making and building materials, timber merchants, sawyers, carpenters, joiners, turners, cabinet makers, shop and office fitters, polishers, mining, sanitary, electrical, gas and general engineers, plumbers, glaziers, painters, decorators, general warehousemen and storekeepers, insurance agents, auctioneers, valuers, surveyors, and house, land and estate agents.

(7) To manufacture, buy, sell and otherwise deal in minerals, chemicals, chemical products, plant, machinery, implements, conveniences, provisions and things capable of being used in connection with the operations or business of the Company.

(8) To buy, sell, deal in, search for, quarry, mine, get, win, work, dress, shape, mould and separate oolitic particles and reform with any cementitious material, hew, polish, crush, refine, smelt, prepare for market or use stone and minerals of all kinds, slate, oolitic substances, chalk, sand, gravel, brick, china and other clays, coal, iron, ironstone, metallic ores, oil and other minerals, metals, materials and substances of all kinds whether obtainable by underground or surface workings.

(9) To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on, or possessed of property suitable for the purposes of this Company.

(10) To amalgamate with any other company having objects similar to the objects of this Company.

(11) To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like, conferring any exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired.

(12) To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint adventure, reciprocal concession, mutual assistance, or otherwise, with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which this Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly or indirectly to benefit this Company and to lend money to guarantee the contracts of or otherwise assist any such person or company.

(13) To enter into any arrangements with any Governments or authorities supreme, municipal, local or otherwise, that may seem conducive to the Company’s objects or any of them and to obtain from any such government or authority any rights, privileges and concessions, and any authorities, permits, licences and registrations required by law, or which the Company may think it desirable to obtain, and to carry out, exercise and comply with any such arrangements, rights, privileges, concessions, permits and licences.

(14) To establish and support, or aid in the establishment and support of associations, institutions, funds, trusts, and conveniences calculated to benefit employees, or ex-employees of the Company, or the dependants or connections of such persons, and to grant pensions and allowances, and to do any acts or things or make any arrangements or provisions enabling employees of the Company or other persons aforesaid to become shareholders or depositors in the Company, or otherwise to participate in the profits of the Company, upon such terms and in such manner as the Company may think fit, and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful objects, or any other object whatsoever which the Company may think advisable.

(15) To promote any company or companies for the purpose of acquiring or undertaking all or any of the property and liabilities of this Company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

(16) To acquire by purchase, lease, exchange or otherwise lands, buildings and hereditaments of any tenure or description in any estate or interest and any rights over or connected therewith and to turn the same to account as may seem expedient and in particular by planting, building, improving, farming, grazing and felling timber and by leasing, letting and disposing of the same.

(17) To buy, sell, build, charter, hire, acquire, hold, let and use any aircraft, steamers, tugs, barges, motor boats, ferry or other boats or other water conveyances, railways, tramways, railway trucks and rolling stock, motors, lorries, motor cars, waggons or carts of any kind for or in connection with any of the purposes hereby authorised.

(18) To manufacture or produce electric light, gas and other means of illumination, and steam or electric power and erect machinery or apparatus for applying and turning to account any wind, water or other power for or in connection with any of the purposes hereby authorised.

(19) To develop and turn to account any land acquired by the Company, or in which it is interested, and in particular by laying out and preparing the same for mining purposes or for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting- up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement, and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants, and others.

(20) To construct, improve, maintain, develop, work, manage, carry out, or control any roads, ways, tramways, railways, branches or sidings, bridges,

reservoirs-watercourses, wharves, manufactories, warehouses, electric works, shops, stores and other works and conveniences which may seem calculated directly or indirectly to advance the Company’s interests, and to contribute to, subsidise, or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof.

(21) To lend and advance money or other property or give credit or financial accommodation to any company or person in any manner either with or without security and whether with or without the payment of interest and upon such terms and conditions as the Company’s board of directors shall think fit or expedient and to guarantee, indemnify, grant indemnities in respect of, enter into any suretyship or joint obligation, or otherwise support or secure, whether by personal covenant, indemnity or undertaking or by mortgaging, charging, pledging or granting a lien or other security over all or any part of the Company’s property (both present and future) or by any one or more of such methods or any other method and whether in support of such guarantee or indemnity or suretyship or joint obligation or otherwise, on such terms and conditions as the Company’s board of directors shall think fit, the payment of any debts or the performance or discharge of any contract, obligation or actual or contingent liability of any person or company (including, without prejudice to the generality of the foregoing, the payment of any capital, principal, dividends or interest on any stocks, shares, debentures, debenture stock, notes, bonds or other securities of any person, authority or company) including, without prejudice to the generality of the foregoing, any company which is for the time being the Company’s holding company as defined in section 155 of the Companies Act 1963 and in any statutory modification or re-enactment thereof, or subsidiary (as defined by the said section 155) of the Company or otherwise associated with the Company, in each case notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect, from entering into any such guarantee or indemnity or suretyship or joint obligation or other arrangement or transaction contemplated herein.

(22) To borrow or raise or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, including its uncalled capital, and to purchase, redeem or pay off any such securities.

(23) To engage in currency exchange and interest rate transactions (whether in connection with or incidental to any other contract undertaking or business entered into or carried on by the Company or whether as an independent object or activity) including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to or derive from any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or for any other purpose and to enter into any contract for and to exercise and enforce all the rights and powers conferred by or incidental, directly or indirectly, to such transactions or termination of any such transactions and to enter into any contracts, agreements or obligations relating to warrants, bonds, notes, mortgage backed securities or instruments, bills of exchange, promissory notes, instruments involving the management or control of currency exchange and/or risks and to enter into any other agreements relating to synthetic or intangible assets, choses in action and any other financial instruments whatsoever including instruments with conversion rights or options of any nature and instruments evidencing or including debt or equity and all derivatives of those products, invoices, receivables, including movement of goods, assets represented by any contract for bullion or other metals or commodity based products and in whatsoever currencies, including contracts involving packaging and re-packaging of assets of any nature, securitisation, unitisation, sub-participation of assets, participation, discounting, factoring, credit sale, instalment sale, conditional sale, leasing or contracts of any other similar or analogous nature.

(24) To remunerate any person or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the Company’s share capital or any debentures, debenture stock or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business.

(25) To draw, make, accept, indorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

(26) To undertake and execute any trusts, the undertaking whereof may seem desirable and either gratuitously or otherwise.

(27) To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any other company having objects altogether or in part similar to those of this Company.

(28) To adopt such means of making known the products and investments of the Company as may seem expedient and in particular by advertising through all media, by purchase and exhibition of works of art or interest, by publication of books and periodicals, and by granting prizes, rewards, scholarships and donations and by sponsoring (whether by guarantee or otherwise) sports events, theatrical and cinematic performances and exhibitions of all descriptions.

(29) To obtain any Provisional Order or Act of the Oireachtas or Ministerial or Departmental Licence or Order for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(30) To procure the Company to be registered or recognised in any country or place.

(31) To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property and rights and investments of the Company.

(32) To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful Federation, Union or Association, or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of, or interference with the Company’s or any other trade or business, or providing or safeguarding against the same, or resisting or opposing any strike movement or organisation which may be thought detrimental to the interests of the Company or its employees, and to subscribe to any association or fund for any such purposes.

(33) To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees, or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others.

(34) To distribute any of the property of the Company in specie among the members.

(35) To carry on any other business (whether manufacturing or otherwise), which may seem to the Company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property or rights.

(36) To do all such other things as the Company may think incidental or conducive to the attainment of the above objects or any of them.

Note: It is hereby declared that the word “company” in this Clause, except where used in connection with this Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in Ireland, Northern Ireland, Great Britain, or elsewhere, and the intention is that the objects specified in each paragraph of this Clause shall, except where otherwise expressed in such paragraph, be independent main objects and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other paragraph or the name of the Company.

Provided always that the provisions of this Clause shall be subject to the Company obtaining where necessary for the purpose of carrying any of its objects into effect such licence, permit or authority as may be required by law.

5. The liability of the members is limited.

6. The capital of the Company is €341,297,940 divided into 150,000 5% Cumulative Preference Shares of €1.27 each, 872,000 7% “A” Cumulative Preference Shares of €1.27 each, 1,000,000,000 Ordinary Shares of €0.32 each and 1,000,000,000 Income Shares of €0.02 each.

The rights and privileges attached to any class of shares in the Company’s Share Capital shall not be modified, commuted, affected, abrogated, or dealt with except by an Agreement between the Company and any person or persons purporting to contract on behalf of such class, provided that such agreement is ratified in writing by the holders of three-fourths in nominal value of the issued shares of such class, or is confirmed by an Extraordinary Resolution passed at separate General Meetings of the holders of the shares of such class, such meetings to be summoned and held pursuant to the provisions contained in the Company’s Articles in force for the time being.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS	Number of Ordinary Shares taken by each Subscriber
ROBERT J. KIDNEY, ESQ., 12/14 College Green, Dublin. Incorporated Accountant.	One
C.M. O'KELLY, ESQ., Millbrook, Straffan, Co. Kildare. Company Director.	One
PATRICK CONWAY, ESQ., 70 Parnell Street, Dublin. Company Director.	One
CHARLES SEARSON, ESQ., 33 South Richmond Street, Dublin. Company Director.	One
DONAL M. ROCHE, ESQ., "Mone Roodan", Newlands, Clondalkin, Co. Dublin. Company Director.	One
J. PLUNKETT DILLON, ESQ., Ludford Park, Dundrum, Co. Dublin. Solicitor.	One
ROBERT A. KIDNEY, ESQ., 12/14 College Green, Dublin. Incorporated Accountant.	One

Dated this 3rd day of June, 1949.

WITNESS to the above Signatures:-

JOHN EDMUND DOYLE,
Solicitor,
25 Suffolk Street,
Dublin, C.3.

- 15 -

COMPANIES ACTS, 1963 - 2006

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

CRH

public limited company

The following Articles were adopted by the Company by Special Resolution passed on 7th May 1997 in lieu of and in substitution for all existing Articles of Association of the Company and include amendments made by Special Resolutions on 6th May 1998, 5th May 1999, 8th May 2002, 5th May 2004, 9th May 2007, 7th May 2008 and 6th May 2009.

PRELIMINARY

1. The Regulations in Table A in the First Schedule of the Companies Act 1963 shall not apply to the Company.

INTERPRETATION

2. In these articles unless the context otherwise requires-“The Act” means the Companies Act, 1963;

“The 1983 Act” means the Companies (Amendment) Act, 1983 and every statutory extension, modification or re-enactment thereof from time to time in force;

“The 1990 Act” means the Companies Act, 1990 and every statutory extension, regulation, modification or re-enactment thereof from time to time in force;

“The Acts” means the Companies Acts, 1963 to 2005 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006, all statutory instruments which are to be read as one with, or construed or read together as one with, the Companies Acts and every statutory modification and re-enactment thereof for the time being in force;

“The Articles” means these Articles of Association as from time to time altered by Resolution of the Company;

“The Auditors” means the Auditors for the time being of the Company;

“The Board” means the Board of Directors of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present;

“Cash Memorandum Account” means an account so designated by the Operator of the Relevant System concerned;

“Clear Days” means in relation to the period of notice, that period excluding the day when notice is given or deemed to be given and the day for which it is given or on which it is to take effect, or is deemed to take effect;

“The Directors” means the Directors for the time being of the Company or the Directors present at a meeting as the Board of Directors of the Company;

“Electronic Communication” means information communicated or intended to be communicated to a person, other than its originator, that is generated, communicated, processed, sent, received, recorded, stored or displayed by electronic means or in electronic form but does not include information communicated in the form of speech unless the speech is processed at its destination by an automatic voice recognition system. Any references in this definition, Article 2 or Article 128 to “addressee”, “electronic”, “information”, “originator” or “person” shall have the same meaning as in Section 2 of the Electronic Commerce Act, 2000, or as that section may be amended by subsequent legislation;

“Month” means calendar month;

“The Office” means the Registered Office for the time being of the Company;

“Person” means where the context permits an unincorporated body of persons, a partnership, a club or other association as well as an individual and a company which shall be deemed to include a body corporate, whether a company (wherever formed, registered or incorporated), a corporation aggregate, a corporation sole and a national or local government or authority or department or other legal entity or division or constituent thereof;

“The Register” means the Register of Members required to be kept by Section 116 of the Act;

“Regulations” means the Companies Act, 1990 (Uncertificated Securities) Regulations, 1996 (S.I. No.68/1996) including any modification thereof or any regulations in substitution thereof under Section 239 of the 1990 Act and for the time being in force;

“Relevant System” means a computer based system and procedures which enables title to shares to be evidenced and transferred without a written instrument and which facilitates supplementary and incidental matters and which is an “operator system” within the meaning of the Regulations;

“The Seal” means the Common Seal of the Company or where relevant the official Securities Seal kept by the Company pursuant to the Acts;

“The Secretary” means any person appointed to perform the duties of the Secretary of the Company including an Assistant or Deputy Secretary;

“The State” means the Republic of Ireland;

“Stock Exchange Nominee” means that which is expressed by Section 1 Companies (Amendment) Act, 1977;

“Subsidiary” shall mean a subsidiary as defined in Section 155 of the Companies Act, 1963;

“Uncertificated form” in respect of any share means a share the title to which is recorded on the Register as being held in uncertificated form and title to which by virtue of the Regulations may be transferred by means of a Relevant System.

The masculine includes the feminine, and the singular includes the plural, and vice versa.

Expressions referring to writing shall be construed as including references to printing, lithography, photography, electronic and other modes of representing or of reproducing words in visible form and cognate words shall be similarly construed.

Unless the contrary intention appears, words or expressions contained in these Articles shall bear the same meaning as in the Act or in any statutory modification thereof in force at the date on which these Articles become binding on the Company and all words and expressions used in the Regulations shall have the same meaning when used in these Articles.

References to Articles of these Articles and any reference in an Article to a paragraph or sub-paragraph shall be a reference to a paragraph or sub-paragraph of the Articles in which the reference is contained unless it appears from the contents that a reference to some other provision is intended. The headings and captions included in these Articles are included for convenience of reference only and shall not be considered as part of or affect the construction or interpretation of these Articles.

CONTROL

3. The Company shall be managed and controlled in Ireland.

CAPITAL AND SHARES

4. The capital of the Company is €341,297,940 divided into 150,000 5% Cumulative Preference Shares of €1.27 each, 872,000 7% “A” Cumulative Preference Shares of €1.27 each, 1,000,000,000 Ordinary Shares of €0.32 each and 1,000,000,000 Income Shares of €0.02 each.

5. The said 5 per cent. Cumulative Preference Shares shall confer on the holders thereof the rights and privileges following, that is to say-

(a) the right out of the profits which the Company shall determine to distribute by way of dividend to a fixed cumulative preferential dividend at the rate of 5 per cent. per annum on the capital for the time being paid up or credited as paid up on the said shares during the period in respect of which the said dividend is declared;

(b) the right in a winding-up to repayment of the capital paid up or credited as paid up on the said shares and to payment of all arrears of the said fixed cumulative preferential dividend (whether earned or declared or not) down to the commencement of the winding-up in priority to the repayment of the amount of capital paid up or credited as paid up on any other shares in the capital of the Company.

Subject to the foregoing the said Preference Shares shall not confer any further right to participate in profits or assets and the holders of the said Preference Shares shall have no right to receive notice of or to be present or to vote either in person or by proxy at any general meeting by virtue or in respect of their holdings of such Preference Shares unless their fixed preferential dividend shall be six months in arrears or unless a Resolution is proposed for the winding up of the Company or otherwise affecting the rights or privileges of the holders of such Preference Shares.

6. The following provisions shall have effect in regard to the said 7 per cent. “A” Cumulative Preference Shares of €1.27 each (hereinafter called “A” Preference Shares):

(i) The “A” Preference Shares shall carry the right to a fixed cumulative preferential dividend at the rate of 7 per cent. per annum on the capital for the time being paid up or credited as paid up thereon during the period in which the said dividend is declared.

(ii) The “A” Preference Shares shall rank for such dividend next after the said 150,000 5 per cent. Cumulative Preference Shares and in priority to the Ordinary Shares for the time being of the Company.

(iii) The “A” Preference Shares shall carry the right in a winding-up to repayment of capital paid up or credited as paid up thereon and to payment of all arrears of the said fixed cumulative preferential dividend (whether earned or declared or not) down to the commencement of the winding-up net after the said 150,000 5 per cent. Cumulative Preference Shares and in priority to the Ordinary Shares for the time being of the Company.

(iv) Save as aforesaid the “A” Preference Shares shall not confer any further right to participate in profits or assets.

(v) The “A” Preference Shares shall not confer on the holders thereof the right to receive notice of or to attend or vote either in person or by proxy at any general meeting of the Company by virtue or in respect of their holdings thereof unless-

(a) At the date of the notice convening the meeting the dividend thereon is six months in arrears and so that for this purpose the dividend on such Shares shall be deemed to be payable half-yearly on the 5th day of April and the 5th day of October in each year, or

(b) The business of the meeting includes the consideration of a resolution for reducing the capital of the Company or for the sale of the undertaking of the Company, or for the winding-up of the Company, or for increasing the borrowing powers of the Company, or for altering its objects, or for varying or abrogating any of the special rights or privileges attached to any Preference Shares, in which case they shall only be entitled to vote on any such resolutions.

(vi) That the Company shall be entitled to create further new “A” Preference Shares ranking in all respects pari passu with the said 872,000 7 per cent. “A” Cumulative Preference Shares but not in priority thereto.

7. Subject to the provisions of Section 65 of the Act, the Company shall have the power to redeem any Preference Shares issued by it prior to the 5th May, 1959.

8. Subject to the provisions of Part XI of the 1990 Act and the other provisions of this Article, the Company may:

(a) pursuant to Section 207 of the 1990 Act, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution of the Company) on the recommendation of the Directors;

(b) pursuant to Section 211 of the 1990 Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between shareholders or shareholders of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in Section 209 of the 1990 Act) and may reissue any such shares as shares of any class or classes;

(c) pursuant to Section 210 of the 1990 Act, convert any of its shares into Redeemable Shares.

8A Where the Company has been authorised by a special resolution passed in general meeting to make market purchases (as defined in Section 212 of the 1990 Act) of any of its own shares in accordance with this Article 8A, the Company and/or any of its subsidiaries may make such purchases on such terms and conditions and in such manner as the Directors of the Company or the particular subsidiary of the Company may from time to time determine but subject to the provisions of the 1990 Act and to the following restrictions and provisions:-

(a) for the purposes of this Article and any special resolution which refers to it, and where the context so requires, an Ordinary Share of the Company shall include an Income Share;

(b) the maximum number of Ordinary Shares authorised to be acquired pursuant to the terms of any special resolution which refers to this Article shall be such number of Ordinary Shares whose aggregate nominal value shall equal 10 per cent of the aggregate nominal value of the issued Ordinary Shares of the Company as at the close of business on the date of the passing of such special resolution;

(c) the minimum price which may be paid for any Ordinary Share shall be the nominal value of such Ordinary Share;

(d) the maximum price which may be paid for any Ordinary Share (a "Relevant Share") shall be an amount equal to 105 per cent of the average of the five amounts resulting from determining whichever of the following ((i), (ii) or (iii) specified below) in relation to the Relevant Shares of the same class as the Relevant Share shall be appropriate for each of the five business days immediately preceding the day on which the Relevant Share is purchased, as determined from the information published by or under the authority of The Irish Stock Exchange Limited reporting the business done on each of these five business days:

(i) if there shall be more than one dealing reported for the day, the average of the prices at which such dealings took place; or

(ii) if there shall be only one dealing reported for the day, the price at which such dealing took place; or

(iii) if there shall not be any dealing reported for the day, the average of the closing bid and offer prices for the day;

and if there shall be only a bid (but not an offer) or an offer (but not a bid) price reported, or if there shall not be any bid or offer price reported for any particular day then that day shall not count as one of the said five business days for the purposes of determining the maximum price. If the means of providing the foregoing information as to dealings and prices by reference to which the maximum price is to be determined is altered or is replaced by some other means, then a maximum price shall be determined on the basis of the equivalent information published by the relevant authority in relation to dealings on The Irish Stock Exchange Limited or its equivalent;

(e) if the London Stock Exchange plc is prescribed as a recognised stock exchange for the purposes of Section 212 of the 1990 Act the authority conferred by any special resolution referring to this Article shall include authority to make market purchases of Relevant Shares on the London Stock Exchange plc provided that:-

(i) any such purchase shall be subject to any requirements of the laws of the United Kingdom of Great Britain and Northern Ireland as shall apply thereto; and

(ii) the maximum price which may be paid for any Relevant Shares so purchased shall be determined in accordance with sub-paragraph (d) above but deleting from that paragraph the reference to The Irish Stock Exchange Limited and inserting instead reference to the London Stock Exchange plc and deleting from that paragraph sub-paragraph (iii) thereof and the words appearing after sub-paragraph (iii) and forming the rest of the first sentence of sub-paragraph (d) and inserting instead the following:-

(iii) if there shall not be any dealing reported for the day, the average of the prices under the heading "Quotation" in respect of that share for the day and if there shall not be any Quotation reported for any particular day then that day shall not count as one of the said five business days for the purposes of determining the maximum price;

and deleting from the last line thereof the reference to The Irish Stock Exchange Limited and inserting instead reference to the London Stock Exchange plc.

8B Where the Company has been authorised by a special resolution passed in general meeting to re-issue treasury shares (as defined in Section 209 of the 1990 Act) in accordance with this Article 8B, the maximum and minimum prices at which any treasury shares may be re-issued off-market shall be as follows:-

(a) the maximum price shall be an amount equal to 120 per cent of the Appropriate Price (as defined in paragraph (c)); and

(b) the minimum price shall be:

(i) in the case of an Employee Share Scheme (as defined in paragraph (d) below), an amount equal to the price as provided for in such Employee Share Scheme, or

(ii) in all other cases and circumstances where treasury shares are re-issued off-market, an amount equal to 95% of the Appropriate Price (as defined in paragraph (c)); and

(c) “Appropriate Price” means the average of the five amounts resulting from determining whichever of the following ((i), (ii) or (iii) specified below) in relation to shares of the class of which such treasury share is to be re-issued shall be appropriate in respect of each of the five business days immediately preceding the day on which the treasury share is re-issued, as determined from information published by or under the authority of The Irish Stock Exchange Limited reporting the business done on each of those five business days:-

(i) if there shall be more than one dealing reported for the day, the average of the prices at which such dealings took place; or

(ii) if there shall be only one dealing reported for the day, the price at which such dealing took place; or

(iii) if there shall not be any dealing reported for the day, the average of the closing bid and offer prices for the day;

and if there shall be only a bid (but not an offer) or an offer (but not a bid) price reported, or if there shall not be any bid or offer price reported for any particular day, then that day shall not count as one of the said five business days for the purposes of determining the Appropriate Price; if the means of providing the foregoing information as to dealings and prices by reference to which the Appropriate Price is to be determined is altered or is replaced by some other means, then the Appropriate Price shall be determined on the basis of the equivalent information published by the relevant authority in relation to dealings on The Irish Stock Exchange Limited or its equivalent; and

(d) “Employee Share Scheme” means any scheme or plan which involves the appropriation or issue of Ordinary Shares or the issue of options to acquire Ordinary Shares in the Company and which has been approved by the Company’s shareholders in General Meeting.

9. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

10. The rights and privileges attached to any class or classes of shares in the Company’s share Capital may be modified, commuted, affected, abrogated or dealt with in manner provided by Clause 6 of the Company’s Memorandum of Association and all the Provisions hereinafter contained as to general meetings (save Article 61) shall mutatis mutandis apply to every meeting of the holders of the shares of any class but so that the quorum thereof shall be members holding or representing by proxy one-third of the nominal amount of the issued shares of such class.

11. (a) Subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interest of the Company and its shareholders, but so that no share shall be issued at a discount, so that in the case of shares offered to the public for subscriptions, the amount payable on application on each share shall not be less than twenty-five per cent of the nominal amount of the share and the whole of any premium on it.

(b) Without prejudice to the generality of the powers conferred on the Directors by the other paragraphs of this Article, the Directors may grant from time to time options to subscribe for the unallotted Shares in the capital of the Company to Directors and other persons in the service or employment of the Company or any subsidiary or associate company of the Company on such terms and subject to such conditions as may be approved from time to time by the Directors or by any Committee thereof appointed by the Directors for the purposes of such approval and on the terms and conditions required to obtain the approval of any statutory authority in any jurisdiction.

(c) The Company may issue warrants to subscribe to any person to whom the Company has granted the right to subscribe for shares in the Company (other than under a share option scheme under paragraph (b)) certifying the right of the Registered Holder to subscribe for shares in the Company upon such terms and conditions as the right may have been granted.

(d) The Company may at any time and from time to time pass an Ordinary Resolution referring to this Article 11 (d) and authorising the Directors to allot relevant securities (within the meaning of Section 20 of the 1983 Act) and upon the passing of such an Ordinary Resolution:

(i) the Directors shall thereupon and without further formality be generally and unconditionally authorised to allot relevant securities provided that the nominal amount of such securities where they are shares, and, where such securities are not shares, the nominal amount of the shares in respect of which such securities confer the right to subscribe or convert, shall not exceed in aggregate the sum specified in such Ordinary Resolution; and

(ii) any such authority shall (unless otherwise specified in such Ordinary Resolution or varied or abrogated by ordinary resolution passed at an intervening Extraordinary General Meeting) expire at the conclusion of the Annual General Meeting of the Company next following the passing of such Ordinary Resolution save that the Company may before such expiry date make an offer or agreement which would or might require relevant securities to be allotted after such expiry date and the Directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired;

and all, if any, previous authorities under Section 20 of the 1983 Act shall thenceforth cease to have effect.

(e) The Company may at any time and from time to time resolve by a Special Resolution referring to this Article 11 (e) that the Directors be empowered to allot equity securities (within the meaning of Section 23 of the 1983 Act) for cash and upon such Special Resolution being passed, the Directors shall (subject to their being authorised to allot relevant securities in accordance with Section 20 of the 1983 Act) thereupon and without further formality be empowered to allot (pursuant to any such authority) equity securities for cash as if Sub-Section 1 of Section 23 of the 1983 Act did not apply to any such allotment provided that such power shall be limited:

(i) to the allotment of equity securities in connection with a rights issue in favour of Ordinary shareholders where the equity securities respectively attributable to the interest of all such shareholders are proportionate (as nearly as may be) to the respective value of shares held by them but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient to deal with legal or practical problems in respect of overseas shareholders, fractional entitlements or otherwise; and

(ii) to the allotment of equity securities pursuant to the terms of any share scheme for employees approved by the members in General Meeting; and

(iii) to the allotment (otherwise than pursuant to subparagraphs (i) or (ii) above) of equity securities having in the case of relevant shares (within the meaning of Section 23 of the 1983 Act) a nominal amount or, in case of other equity securities, giving the right to subscribe for or convert into relevant shares have a nominal amount not exceeding in aggregate the sum specified in such Special Resolution;

and such power shall (unless otherwise specified in such Special Resolution or varied or abrogated by Special Resolution passed at an intervening Extraordinary General Meeting) expire at the conclusion of the Annual General Meeting of the Company next following the passing of such Special Resolution save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry date and the Directors may allot equity securities in pursuance of such offer or agreement as if such power had not expired.

12. The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

13. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the members or the transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

14. (a) The Directors may at any time and in their absolute discretion, if they consider it to be in the interests of the Company to do so, give to any shareholder or shareholders a notice (hereinafter referred to as an “Investigation Notice”) requiring such shareholder or shareholders to notify the Company in writing within the prescribed period of full and accurate particulars of all or any of the following matters, namely:-

(i) his interest in any shares in the Company;

(ii) if his interest in the share does not consist of the entire beneficial interest in it, the interests of all persons having a beneficial interest in the share (provided that one joint shareholder of a share shall not be obliged to give particulars of interests of persons in the share which arise only through another joint shareholder of the Company); and

(iii) any arrangement (whether legally binding or not) entered into by him or any person having any beneficial interest in the share whereby it has been agreed or undertaken or the shareholder of such share can be required to transfer the share or any interest therein to any person (other than a joint shareholder of the share) or to act in relation to any meeting of the Company or of any class of shares of the Company in a particular way or in accordance with the wishes or directions of any other person (other than a person who is a joint shareholder of such share).

(b) If, pursuant to an Investigation Notice, the person stated to own any beneficial interest in a share or the person in favour of whom any shareholder (or other person having any beneficial interest in the share) has entered into any arrangements referred to in paragraph (a)(iii) is a body corporate, trust, society or any other legal entity or association of individuals and/or entities, the Directors may in their absolute discretion give a further Investigation Notice to the shareholders of, and/or any person whom such shareholder has stated as having any beneficial interest in, such a share requiring them to notify the Company in writing within the prescribed period of full and accurate particulars of the names and addresses of the individuals who control (whether directly or indirectly and through any number of vehicles, entities or arrangements) the beneficial ownership of all the shares, interests, units or other measure of ownership of such body corporate, trust, society or other entity or association wherever the same shall be incorporated, registered or domiciled or wherever such individuals shall reside provided that if at any stage of such chain of ownership the beneficial interest in any share shall be established to the satisfaction of the Directors to be in the ownership of any body corporate any of whose share capital is listed or dealt in on any bona fide stock exchange, unlisted securities market or over the counter securities market, it shall not be necessary to disclose details of the individuals ultimately controlling the beneficial interests in the shares of such body corporate.

(c) If at any time the Directors are satisfied that:

(i) any member has been served with an Investigation Notice, or

(ii) any member, or any other person appearing to be interested in shares held by such member has been served with a notice under Section 81 of the 1990 Act (a “Section 81 Notice”),

and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice has made a statement which is false or inadequate, then the Directors may, in their absolute discretion at any time thereafter by notice (a “Disenfranchisement Notice”) to such member direct that in respect of the shares in relation to which the default occurred (the “Default Shares”) (which expression shall include any further shares which are issued in respect of such shares) the member shall not be entitled to attend or to vote either personally or by proxy at a general meeting of the Company or a meeting of the holders of any class of shares of the Company or to exercise any other rights conferred by membership in relation to general meetings of the Company or meetings of the holders of any class of shares of the Company.

(d) Where the Default Shares represent at least five per cent of the issued shares of that class (or such other percentage as may be determined under the provisions of Section 70 of the 1990 Act), then the Disenfranchisement Notice may additionally direct that:

(i) any dividend (or part thereof) or other money which would otherwise be payable in respect of the Default Shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the member and/or

(ii) no transfer of any shares held by such member shall be registered unless;

a. the member is not himself in default as regards supplying the information required; and

b. the transfer is part only of the member's holding and when presented for registration is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry, the member is satisfied that none of the shares, the subject of the transfer, is a Default Share.

(e) The Company shall send to each other person appearing to be interested in the shares, the subject of any Disenfranchisement Notice, a copy of the Disenfranchisement Notice but the failure or omission by the Company to do so shall not invalidate such Disenfranchisement Notice.

(f) Save as herein provided, any Disenfranchisement Notice shall have effect in accordance with its terms for so long as the default in respect of which the Disenfranchisement Notice was issued continues and for a period of one week thereafter provided that the Directors may at the request of the member concerned reduce or waive such one week period if they think fit.

(g) Any Disenfranchisement Notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer.

(h) For the purpose of this Article:

(i) a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said Section 81 or under the Investigation Notice which either:

a. names such person as being so interested; or

b. fails to establish the identities of those interested in the shares;

and (after taking into account the said notification and any other relevant Section 81 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the Shares;

(ii) in the case of both an Investigation Notice and a Section 81 Notice, the prescribed period is twenty-eight days from the date of service of the notice except that if the Default Shares represent at least five per cent of the issued shares of that class, the prescribed period is fourteen days from such date; and

(iii) a transfer of shares is an approved transfer if, but only if:

a. it is a transfer of shares to an offeror by way of or in pursuance of an acceptance of a takeover offer; or

b. the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the member and with other persons appearing to be interested in such shares; or

c. the transfer results from a sale made through a recognised Stock Exchange.

15. The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provisions of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, but this regulation shall not prohibit any transaction permitted by Section 60 of the Act.

CERTIFICATES

16. Subject to the proviso hereto, every person (except a Stock Exchange Nominee) whose name is entered as a member in the Register shall be entitled without payment to receive within two months after allotment or lodgement of a transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares and if he transfers part of his holding, to one certificate for the balance or several certificates each for one or more of his shares, so however that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders. Every certificate shall be under the Seal or under the Official Seal kept by the Company by virtue of Section 3 of the Companies (Amendment) Act, 1977 and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount paid up thereon. PROVIDED ALWAYS that a member shall not be entitled to a certificate for his holding of Income Shares.

17. If a share certificate be defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company of investigating evidence as the Directors think fit.

LIEN

18. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether immediately payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a single person for all moneys immediately payable by him or his estate to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The Company’s lien on a share shall extend to all dividends payable thereon.

19. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is immediately payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

20. To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

21. The net proceeds of sale (after payment of all costs) shall be applied in payment of such part of the amounts in respect of which the lien exists as is immediately payable and the residue, if any, shall, (subject to a like lien for sums not immediately payable as existing upon the shares before the sale) be paid to the person entitled to the shares at the date of sale upon surrender (at the option of the Directors) to the Company for cancellation of the certificate for the shares sold.

CALLS ON SHARES

22. The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least fourteen days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

23. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

24. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

25. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding five per cent per annum, as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

26. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium shall, for the purpose of these Articles, be deemed to be a call duly made and payable on the date on which, by terms of issue, the same becomes payable, and in case of non-payment of interest all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

27. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

28. The Directors may, if they think fit, receive from any member willing to advance the same, all or part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate as may be agreed upon between the Directors and the member paying such sum in advance.

TRANSFER OF SHARES

29. The instrument of transfer of any shares shall be executed by or on behalf of the transferor, and (in case of a share not fully paid) also by or on behalf of the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

30. Subject to such of the restrictions of these Articles as may be applicable any member may transfer all or any of his shares by instrument in writing in any usual or common form (including an instrument in the form of a stock transfer within the meaning of the Stock Transfer Act 1963 completed and executed in accordance with the requirements of that Act) or any other form of which the Directors may approve.

31. (a) The Directors shall not register the transfer of Ordinary Shares unless at the same time the transferor of such shares shall transfer to the same transferee an equal number of Income Shares held by such transferor.

(b) The Directors may, in their absolute discretion and without giving any reason, decline to register the transfer of a share (not being a fully paid share) to a person of whom they do not approve, and they may also decline to register the transfer of a share on which the company has a lien and shall not be bound to give any reason for such refusal.

32. The Directors may also decline to recognise any instrument of transfer unless:

(a) the instrument of transfer is accompanied by the certificate of the shares to which it relates (save in the case of a transfer by a Stock Exchange Nominee) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

(b) the instrument of transfer is in respect of one class of share only other than in respect of transfers of Ordinary and Income Shares which shall be on the same instrument.

33. If the Directors refuse to register a transfer they shall send, within two months after the date on which the transfer was lodged with the Company, to the transferee notice of the refusal.

34. (a) All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to dispose of same as it so desires but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

(b) Notwithstanding the provisions of Articles 14, 16, 29, 30, 32 and 33 the Directors shall be entitled to disapply all or part of the provisions of those Articles in the event that Ministerial Regulations are made under Section 239 of the 1990 Act enabling title to securities (as defined in the said Section) to be evidenced and transferred without a written instrument, but in accordance with the requirements of such Regulations.

TRANSMISSION OF SHARES

35. In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the personal representatives of the deceased where he was a sole holder, shall be the only person recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

36. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

37. If a person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share.

38. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

39. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, so however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days the Directors may thereupon withhold payment of all dividends, bonuses, or other moneys payable in respect of the share until the requirements of the notice have been complied with.

FORFEITURE OF SHARES

40. If a member or person entitled by transmission fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued and all expenses incurred by the Company by reason of such non-payment.

41. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

42. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

43. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

44. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall notwithstanding remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

45. The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share and between the member whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Statutes given or imposed in the case of past members.

46. A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof, and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

47. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

CONVERSION OF SHARES INTO STOCK

48. The Company may by ordinary resolution convert any paid up shares into stock, and re-convert any stock into paid up shares of any denomination.

49. The holders of stock may transfer the same, or any part thereof in the same manner, and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the Directors may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of the shares from which the stock arises.

50. The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages in relation to dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not if existing in shares, have conferred that right, privilege or advantage.

51. Such of the Articles of the Company as are applicable to paid up shares shall apply to stock and the words “share” and “shareholder” therein shall include “stock” and “stockholder”.

ALTERATION OF CAPITAL

52. (a) The Company may from time to time by ordinary resolution increase the share capital by such sum to be divided into shares of such amount, as the resolution shall prescribe.

(b) Subject to the provisions of the Acts the new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct, or if no such direction be given, as the Directors shall determine.

(c) Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new shares shall be considered part of the original Ordinary Share Capital and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

53. The Company may by ordinary resolution -

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b) subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association subject nevertheless to Section 68(1)(d) of the Act;

(c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

54. The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

55. Subject to the provisions of these Articles, whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those members and the Directors may authorise some person to execute an instrument of transfer of the shares to or in accordance with the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

GENERAL MEETINGS

56. All general meetings shall be held in the State.

57. The Company shall in each year hold a general meeting as its Annual General Meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next. The Annual General Meeting shall be held at such time and place as the Directors shall appoint.

58. All general meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

59. (a) The Directors may, whenever they think fit, convene an Extraordinary General Meeting.

(b) The Directors shall also convene an Extraordinary General Meeting on such requisition as is provided by Section 132 of the Act and, in default, the meeting may be convened by such requisitionists as provided by such section.

(c) If at any time there are not within the State sufficient Directors capable of acting to form a quorum any Director or any two members of the Company may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

60. (a) Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an Annual General Meeting and an Extraordinary General Meeting called for the passing of a special resolution shall be called by at least twenty-one clear days’ notice and all other Extraordinary General Meetings shall be called by at least fourteen clear days’ notice. The notice shall specify the time and place of the meeting and the general nature of the business to be transacted. It shall also give particulars of any Directors who are to retire by rotation or otherwise at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting, or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Subject to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share by reason of the death or bankruptcy of a member and to the Directors and the Auditors.

(b) The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

(c) Any member present either in person or by proxy at any meeting of the Company or the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

61. All business that is transacted at an Extraordinary General Meeting shall be deemed special and all business that is transacted at an Annual General Meeting shall also be deemed special with the exception of a declaration of a dividend, the consideration of the accounts and balance sheet and reports of the Directors and the Auditors and any other documents required to be annexed to the balance sheet, the election of Directors, the re-appointment of retiring Auditors, the fixing of the remuneration of the Directors and the Auditors and the passing of Resolutions pursuant to Articles 8A, 8B, 11(d) and (e).

62. No business shall be transacted at any General Meeting unless a quorum of members is present at the time when the meeting proceeds to business; save as herein otherwise provided five members present in person and entitled to vote shall be a quorum.

63. The Directors may make any arrangements and impose any restrictions they consider appropriate and reasonable in the circumstances to ensure the safety and security at a meeting.

The Chairman is entitled to refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions.

64. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present (if more than one) shall be a quorum.

65. The Chairman, if any, of the Board of Directors, or in his absence the Deputy Chairman, if any, shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman or Deputy Chairman or if he is not present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

66. If at any meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be Chairman of the meeting.

67. The Chairman may, with the consent of any meeting at which a quorum is present and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. The Chairman of a general meeting may interrupt or adjourn such meeting without the consent of the meeting where he decides it is necessary to do so in order to (a) secure the proper and orderly conduct of the meeting; (b) allow people entitled to do so a reasonable opportunity of speaking and voting at the meeting or (c) ensure that the business of the meeting is properly disposed of. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

68. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:-

(a) by the Chairman; or

(b) by at least three members present in person or by proxy and entitled to vote; or

(c) by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d) by a member or members holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn before the poll is taken but only with the consent of the Chairman and, if a demand is so withdrawn, a declaration by the Chairman on the result of a resolution on a show of hands, whether taken before or after the demand was withdrawn, shall have effect in accordance with the provisions of the preceding sentence.

69. Except as provided in Article 71, if a poll is duly demanded it shall be taken in such a manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

70. Where there is an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

71. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the meeting directs, and any business other than that on which a poll is demanded may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

72. Subject to any special rights or restrictions as to voting upon which any shares may be issued, or may for the time being be held, and subject to the provisions of Article 14, on a show of hands every member present in person and every proxy shall have one vote, so however that no individual shall have more than one vote, and on a poll every member shall have one vote for each share other than an Income Share of which he is a holder.

73. Where there are joint holders, the vote of the senior who tenders the vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for the purpose, seniority shall be determined by the order in which the names stand in the register.

74. A member of unsound mind, or in respect of whom an Order has been made by any Court having jurisdiction in lunacy, may vote whether on a show of hands or on a poll by his committee, receiver, guardian or other person appointed by that Court, and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll.

75. No member shall be entitled to vote at any general meeting unless all calls or other sums immediately payable by him in respect of shares in the Company have been paid.

76. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

77. Every member entitled to attend and vote at a general meeting may appoint a proxy or proxies to attend, speak and vote on his behalf provided that, where a shareholder appoints more than one proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to a different share or shares held by him.

78. A proxy shall have the right to exercise all or any of the rights of his appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he is appointed as the proxy to attend, and to speak and vote, at a general meeting of the Company. Unless his appointment provides otherwise, a proxy may vote or abstain at his discretion on any resolution put to the vote.

79. The appointment of a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the appointor. The signature on such appointment need not be witnessed. A body corporate may execute a form of proxy under its Common Seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member.

The appointment of a proxy in electronic form shall only be effective in such manner as the Directors may approve.

80. Where the appointment of a proxy and the power of attorney or other authority, if any, under which it is signed, or a certified copy of that power or authority or any other proof or confirmation of that power or authority acceptable to the Directors is to be received by the Company:-

(i) in physical form, it shall be deposited at the Office or at such other place or places (if any) as is specified for that purpose in, or by way of note to, the notice convening the meeting,

(ii) in electronic form, it may be so received where an address has been specified by the Company for the purpose of receiving electronic communications:-

(a) in the notice convening the meeting; or

(b) in any appointment of proxy sent out by the Company in relation to the meeting; or

(c) in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting;

provided that it is so received by the Company not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and, in default, the appointment of the proxy shall not be treated as valid PROVIDED THAT:

(a) in the case of a meeting which is adjourned to, or a poll which is to be taken on, a date which is less than seven days after the date of the meeting which was adjourned or at which the poll was demanded, it shall be sufficient if the appointment of the proxy and any other authority and certification thereof as aforesaid is so received by the Company at the commencement of the adjourned meeting or the taking of the poll; and

(b) an appointment of a proxy relating to more than one meeting (including any adjournment thereof) having once been so received for the purposes of any meeting shall not require to be delivered, deposited or received again for the purposes of any subsequent meeting to which it relates.

81. Receipt by the Company of an appointment of a proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. However, if he votes in person on a resolution, then as regards that resolution his appointment of a proxy will not be valid.

82. A vote given or poll demanded in accordance with the terms of an appointment of a proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the previous death, insanity or winding up of the principal or revocation of the proxy or of the authority under which the proxy or authority was executed or the transfer of the share in respect of which the proxy or authority is given, provided that no intimation in writing of such death, insanity, winding up, revocation, or transfer as aforesaid is received by the Company at the Office, at least forty-eight hours before the commencement of the meeting or adjourned meeting at which the proxy is used or at which the representative acts PROVIDED HOWEVER that where such intimation is given in electronic form it shall have been received by the Company at least twenty- four hours (or such lesser time as the Directors may specify) before the commencement of the meeting.

83. The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without reply-paid envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. The proxy form may make provision for three-way voting on all resolutions intended to be proposed, other than resolutions which are merely procedural. If, for the purpose of any meeting, invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy, but the accidental omission to issue such invitations to, or the non-receipt of such invitations by, any member shall not invalidate the proceedings at any such meeting.

BODIES CORPORATE ACTING BY REPRESENTATIVES AT MEETINGS

84. Any body corporate which is a member of the Company may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of members of the Company, and any person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company.

Where a member appoints more than one representative in relation to a general meeting, each representative must be appointed to exercise the rights attached to a different share or shares held by the member.

DIRECTORS

85. (a) Until otherwise determined by a General Meeting the number of Directors shall be not less than three nor more than fifteen.

(b) The persons who are Directors of the Company at the date of the adoption of these Articles as the Articles of

Association of the Company shall continue to be the Directors thereof subject to these Articles.

86. The qualification of a Director shall be the holding alone and not jointly with any other person of 1,000 Ordinary Shares in the capital of the Company. A Director may act before acquiring his qualification but must acquire the same within two months after his appointment or election.

87. (a) The fees payable to the Directors shall from time to time be determined by the Company in General Meeting. Such fees shall be deemed to accrue from day to day.

(b) The Board may grant special remuneration to any of its number who being called upon, shall render any special or extra services to the Company or go or reside abroad in connection with the conduct of any of the affairs of the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his fees as a Director and may be made payable by a lump sum or by way of salary or by a percentage of the profits or by any or all of those modes as the Board shall determine.

(c) The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board or any Committee of the Board or general meeting of the Company or in connection with the business of the Company.

88. A Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company unless the Company otherwise directs.

AGE LIMIT OF DIRECTORS

89. No person shall be appointed a Director of the Company who has attained the age of sixty-five years and a Director shall vacate his office at the next Annual General Meeting after he attains the age of sixty-eight years; and in respect of such vacation of office no provision contained in these Articles for automatic re-appointment of retiring Directors in default of another appointment shall apply, but any such vacancy may be filled as a casual vacancy, PROVIDED ALWAYS that a person may be appointed a Director at any age and a Director may continue in office after attaining any age and shall not be required to retire upon attaining the age of years as aforesaid if his appointment or continuance as a Director is approved by a Resolution of the Directors.

BORROWING POWERS

90. The Directors may exercise all powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or any subsidiary or of any third party.

The Directors shall restrict the borrowings of the Company and exercise all rights exercisable by the Company in relation to its subsidiaries so far as to secure (as regards subsidiaries so far as by such exercise it can secure) that, save with the previous sanction of a special resolution, no money shall be borrowed if the aggregate principal amount of the indebtedness for borrowed money (as hereinafter defined) of the Company and its subsidiaries less the principal amount of the cash balances of the Company and its subsidiaries in hand or with Banks (both calculated on a consolidated basis) exceeds an amount equal to twice the aggregate of:

(a) the amount of capital of the Company for the time being issued, paid up, or credited as paid up and the amount for the time being of the share premium account; and

(b) the amount standing to the credit of retained income, foreign currency translation reserve and other reserves, capital grants, deferred taxation and minority shareholders’ interest, less the amount of any repayable Government grants, all as shown in the then latest audited consolidated financial statements of the Company; less

(c) the aggregate amount for the time being of treasury shares and own shares held by the Company (such terms as used in the latest audited consolidated financial statements of the Company).

For the purpose of the above, indebtedness for borrowed money shall mean any obligation (whether incurred as principal or surety and whether present or future, actual or contingent) for the payment of:

(a) monies borrowed, and

(b) monies raised pursuant to any acceptance credit, any discounted bills of exchange receivable, any guarantee of monies borrowed or raised by others, any amounts due in relation to any hire purchase, leasing or deferred credit agreements (excluding finance charges thereon) entered into in respect of machinery or equipment, any note purchase facility or any issue of notes, bonds, debentures or other debt instruments, but excluding normal trade creditors.

No debt incurred or security given in respect of indebtedness for borrowed money or to be taken into account as indebtedness for borrowed money in excess of the aforesaid limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that the limit hereby imposed had been or was thereby exceeded but no lender or other person dealing with the Company shall be concerned to see or enquire whether such limit is observed.

POWERS AND DUTIES OF DIRECTORS

91. The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the Company in general meeting, subject nevertheless to any of these Articles, to the provisions of the Act and to such directions, being not inconsistent with the aforesaid Articles or provisions, as may be given by the Company in General Meeting; but no direction given by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if that direction had not been given.

92. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

93. The Company may exercise the powers conferred by Section 41 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

94. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with Section 194 of the Act.

95.(a) Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

(b) A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:-

(i) The giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries.

(ii) The giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security.

(iii) Any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof.

(iv) Any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in 1 per cent or more of any class of equity share capital of such company (or third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances).

(v) Any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Revenue Commissioners for taxation purposes.

(c) If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntary agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

(d) The Company may by Ordinary Resolution suspend or relax the provision of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

96. A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to tenure of any such other office or place of profit or a vendor, purchaser, or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

97. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the proviso to paragraph (b)(iv) of Article 95) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

98. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional service as if he were not a Director; but nothing herein contained shall authorise a Director or his firm to act as Auditor for the Company.

99. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

100. The Directors shall cause minutes to be made in books provided for the purpose -

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors present at each meeting of the Directors and of any committee of Directors;

(c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

101. The Directors shall have power to grant pensions, allowances, gratuities, and bonuses to Directors, ex-Directors, officers, ex-officers, employees or ex-employees of the Company or its predecessors in business or the relatives or dependants of such persons and to establish and maintain or concur in establishing and maintaining Trusts, Funds, or Schemes (whether contributory or non-contributory) with a view to providing pensions or other benefits for any such persons as aforesaid, their relatives or dependants and to make payments towards insurance for any such benefits.

102. Any Director may, with the approval of a majority of all the Directors, appoint any person to be an Alternate Director, and such appointment shall have effect, and such appointee while he holds office as an Alternate Director shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the Director appointing him is not personally present and where he is a Director he shall have a separate vote on behalf of the Director he is representing in addition to his own vote, but he shall ipso facto vacate office if and when the appointer himself vacates office or removes the appointee from office. Every appointment and removal under this Article shall be effected by notice in writing to the Company under the hand of the Director making the same. Every such Alternate shall be an officer of the Company and shall not be deemed to be the agent of the Director appointing him. An Alternate Director shall not be entitled to be remunerated otherwise than out of the remuneration of the Director appointing him, and the proportion of such remuneration shall be agreed between them. An Alternate Director need not hold any share qualification and shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote.

DISQUALIFICATION OF DIRECTORS

103. The office of a Director shall be vacated if the Director -

(a) ceases to be a Director by virtue of Section 180 of the Act; or

(b) is adjudged bankrupt in the State or Northern Ireland or Great Britain or in any other country or makes an arrangement or composition with his creditors generally; or

(c) is restricted or disqualified to act as a Director under the provisions of part VII of the 1990 Act; or

(d) if found lunatic or becomes of unsound mind; or

(e) resigns his office by notice in writing to the Company; or

(f) is convicted of an indictable offence, unless the Directors otherwise determine; or

(g) is for more than six months absent without permission of the Directors from meetings of the Directors held during that period, and they pass a resolution that he has by reason of such absence vacated office; or

(h) if not less than five-sixths of the Directors of the Company for the time being sign a request addressed to him that he resign; or

(i) is in full time employment of the Company, or of a subsidiary of the Company, on the termination of such employment save where the Board at its discretion invites him to remain as a non-Executive Director.

ROTATION OF DIRECTORS

104. At the Annual General Meeting in every year, one-third of the Directors for the time being, or, if their number is not three or a multiple of three, then the number nearest to one-third shall retire from office, so that all Directors shall be required to submit themselves for re-election at intervals of not more than three years.

105. The Directors to retire in every year shall be those who have been longest in office since their last election but as between persons who became Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot.

106. A retiring Director shall be eligible for re-election.

107. The Company, at the meeting at which a Director retires in manner aforesaid, may fill up the vacated office by electing a person thereto, and in default the retiring Director shall, if offering himself for re-election, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office, or unless a resolution for the re-election of such Director has been put to the meeting and lost.

108. No person other than a Director retiring at the meeting shall, unless recommended by the Directors, be eligible for election to the office of Director at any General Meeting unless not less than seven nor more than twenty-one days before the day appointed for the meeting there shall have been left at the office notice in writing signed by a member duly qualified to attend and vote at the meeting for which such notice is given, of his intention to propose such person for election and also notice in writing signed by that person of his willingness to be elected.

109. The Company may from time to time by ordinary resolution increase or reduce the number of Directors and may also determine in what rotation the increased or reduced number is to go out of office.

110. The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors. Any director so appointed shall hold office only until the next following Annual General Meeting, and shall be eligible for re-election but shall not be taken into account in determining the Directors who are to retire by rotation at such meeting.

111. The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with Section 142 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

112. The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under Article 111 and without prejudice to the powers of the Directors under Article 110 the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or an additional Director. A person appointed in place of a Director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

PROCEEDINGS OF DIRECTORS

113. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. Where there is an equality of votes the Chairman shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. If the Directors so resolve, it shall not be necessary to give notice of a meeting of Directors to any Director who, being resident in the State, is for the time being absent from the State.

114. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be three including Alternate Directors (if any).

115. The continuing Directors may act notwithstanding any vacancy in their number but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company, but for no other purpose.

116. The Directors may from time to time elect a Chairman and deputy Chairman of their meetings and determine the respective periods for which each of them is to hold office. In the absence of the Chairman, the deputy Chairman, if present and willing to act, shall preside at meetings of the Directors and be entitled to a second or casting vote where there is an equality of votes. If no such Chairman or Deputy Chairman is elected or if at any meeting neither the Chairman nor the Deputy Chairman is present within five minutes of the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

117. The Directors may delegate any of their powers to committees consisting of such member or members of the Board as they think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

118. A Committee may elect a Chairman of its members; if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairman of the meeting.

119. A Committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and where there is an equality of votes the Chairman shall have a second or casting vote.

120. All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

121. (a) A resolution in writing signed by all the Directors (other than Alternate Directors) for the time being entitled to receive notice of a meeting of the Directors shall be as valid as if it had been passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form, each signed by one or more of the Directors.

(b) Any Director or Alternate Director may participate in a meeting of the Directors or any committee of the Directors by means of conference telephone or other telecommunications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at the meeting.

MANAGING DIRECTOR OR CHIEF EXECUTIVE

122. The Directors may from time to time appoint one or more of themselves to the office of Managing Director or Chief Executive for such period and on such terms as to remuneration and otherwise as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. Without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company, his appointment shall be automatically determined if he ceases from any cause to be a Director.

123. A Managing Director or Chief Executive shall receive such remuneration whether by way of salary, commission, or participation in the profits, or partly in one way and partly in another, as the Directors may determine.

124. The Directors may entrust to and confer upon a Managing Director or Chief Executive any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PRESIDENT

125. The Directors may from time to time appoint any former Director of the Company or other person who, in their opinion, has rendered outstanding services to the Company to be President of the Company. The President shall not, by virtue of his office, be deemed to be a Director or be entitled to any remuneration. Nevertheless, by invitation of the Directors, he may attend meetings of the Directors for the purpose of giving advice and the Directors may pay the President, in respect of advice and assistance from time to time so given by him, such remuneration as the Directors may determine.

SECRETARY

126. The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them. The Directors may appoint an Assistant or Deputy

Secretary and any provision of these Articles requiring or authorising a thing to be done by or to the Secretary shall be satisfied by it being done by or to an Assistant or Deputy Secretary.

127. A provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by it being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

USE OF ELECTRONIC COMMUNICATION

128. Notwithstanding anything to the contrary contained in these Articles, whenever any person (including without limitation the Company, a Director, the Secretary, a member or any officer or person) is required or permitted by these Articles, the Acts or any other enactment of the State to give information in writing, such information may be given by electronic means or in electronic form, whether as electronic communication or otherwise, but only if the use of such electronic or other communication conforms with all relevant legislation and provided further that the electronic means or electronic form used has been approved of by the Directors.

THE SEAL

129. (a) The Directors shall provide for the safe custody of the Seal and the Seal shall not be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised in that behalf by the Directors.

(b) The Directors may from time to time make such regulations as they think fit determining the persons and the number of such persons who shall sign every instrument to which the Seal is affixed and until otherwise so determined every such instrument shall be signed by one Director and shall be countersigned by the Secretary, the Assistant Secretary or by a second Director, provided however that in respect of certificates under the Seal for shares, debentures or other securities of the Company no such signatures shall be required and the Directors shall make such regulations as they think fit regarding procedures to be followed in respect of the sealing of such certificates.

DIVIDENDS AND RESERVES

130. The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

131. The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

132. No dividend shall (except as by the Acts expressly authorised) be paid otherwise than out of profits.

133. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

134. (a) Subject to paragraph (b) and to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the share during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

(b) (i) Notwithstanding paragraph (a), the holder of Ordinary Shares who also holds an equal number of Income Shares may at any time elect in respect of all but not some of his Ordinary Shares to forego dividends on those Ordinary Shares and in lieu thereof to receive a dividend on those Income Shares by serving a Notice in writing on the Company in such form as may be approved by the Directors. For this purpose, the holder of any shares in separate accounts shall be regarded as a separate holder of shares in respect of each such amount. An election so made shall take effect and remain in force subject to sub-paragraphs (ii) and (iii) of this Article 134(b) in relation to all dividends and other distributions declared on his Ordinary Shares which the shareholder would have been entitled to receive if he had not made the election from the receipt by the Company of the Election Notice other than within a period of twenty-one days prior to a payment date of such dividend or distribution when the Notice shall take effect immediately after such period. A shareholder who has not so elected shall not be entitled to a dividend on his holding of Income Shares.

(ii) A holder of Ordinary Shares in respect of which an election form is in force pursuant to paragraph (b)(i)

may, by serving Notice in writing on the Company, revoke that election, which revocation shall take effect in relation to all dividends or other distributions declared on his Ordinary Shares from the receipt by the Company of the Revocation Notice other than within a period of twenty-one days prior to a payment date of a dividend or distribution when the Notice shall take effect immediately after such period.

(iii) An election shall be personal to the member concerned and shall in respect of any shares transferred by him or transmitted on his death or bankruptcy automatically cease to have effect upon registration of the transfer or transmission of the relevant shares but shall continue in effect in respect of any shares which may be retained by him.

(iv) A holder of Ordinary Shares who has made an election pursuant to paragraph (b)(i) shall be deemed to have made a like election in respect of any further Ordinary Shares which may subsequently be registered in his name in the same account and in relation to all dividends and other distributions declared on such further Ordinary Shares by reference to a record date occurring at any time after he has been so registered and shall continue in effect in respect of all the Ordinary Shares held by him from time to time until such election has been effectively revoked.

(v) An election made pursuant to paragraph (b)(i) of this Article shall be deemed to be withdrawn with effect from 8th May, 2002.

135. The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

136. (a) Any general meeting declaring a dividend or a bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any or more of such ways, and the Directors shall give effect to such resolution, and where any difficulties arise in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

(b) The Directors may, if authorised by an ordinary resolution of the Company (and provided that an adequate number of unissued Ordinary Shares and Income Shares are available for the purpose and subject always to the provisions of Article 11), offer Ordinary shareholders the right, prior to or contemporaneously with their announcement of the dividend in question and any related information as to the Company’s profits for such financial period or part thereof, to elect to receive in lieu of such dividend (or part thereof) an allotment of additional Ordinary Shares and an equivalent number of Income Shares credited as fully paid. In any such case the following provisions shall apply:-

(i) The ordinary resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared within a specified period being a period expiring not later than the commencement of the fifth Annual General Meeting next following the date of the Annual General Meeting at which the resolution is passed.

(ii) The basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient, the value (calculated by reference to the average quotation) of the additional Ordinary Shares (excluding any fractional entitlement) to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the “average quotation” of an Ordinary Share shall be the average of the middle market quotations in Dublin, as derived from the Irish Stock Exchange Daily Official List, on each of the first three business days on which the Ordinary Shares are quoted “ex” the relevant dividend.

(iii) The Directors shall give notice in writing to the Ordinary shareholders of the right of election accorded to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which the latest date and time by which duly completed forms of election must be lodged in order to be effective. The Directors may from time to time establish or vary a procedure for election mandates under which a holder of shares may elect to receive additional shares credited as fully paid up instead of cash in respect of future dividends not yet declared or resolved (and, accordingly, in respect of which the basis of allotment shall not have been determined) offered to that holder under this Article until the election mandate is revoked or deemed to be revoked in accordance with the procedure.

(iv) The dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on Ordinary Shares or Income Shares, as the case may be, in respect whereof the share election has been duly exercised (“the Elected Shares”) and in lieu thereof additional Ordinary and Income Shares, (but not any fraction of a Share) shall be allotted to the holders of the Elected Shares on the basis of allotment determined as aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve fund) or profit and loss account as the Directors may determine a sum equal to the aggregate nominal amount of additional Ordinary Shares and Income Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares and Income Shares for allotment and distribution to and amongst the holders of the Elected Shares on such basis.

(v) The additional Ordinary and Income Shares so allotted shall rank pari passu in all respects with the fully-paid Ordinary and Income Shares then in issue save only as regards participation in the relevant dividend or share election in lieu.

(vi) The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(vii) The Directors may on any occasion determine that rights of election shall not be made available to any Ordinary shareholders who are citizens of or residents of any territory where the circulation of an offer of rights of election or any exercise of rights of election or any purported acceptance of the same would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

137. (a) Any dividend, interest or other moneys payable in cash in respect of any shares may be paid by cheque or warrant sent through the post direct to the registered address of the holder or, where there are joint holders, to the registered address of that one of the joint holders who is first named on the Register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.

(b) The Directors may also, in circumstances which they consider appropriate, arrange for the payment of dividends or other payments to any particular holder or holders by Electronic Funds Transfer, bank transfer or by any other method selected by the Directors from time to time. In particular, in respect of shares in uncertificated form where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Directors shall from time to time consider sufficient, the Directors may pay any dividend interest or other monies by means of the Relevant System concerned (subject always to the facilities and requirements of that Relevant System).

(c) Every such payment made by Electronic Funds Transfer or bank transfer shall be made to the holder or joint holders or to or through such other person as the holder or joint holders may in writing direct. In respect of shares in uncertificated form, every such payment made by means of the Relevant System concerned, as referred to in (b) above, shall be made in such manner as may be consistent with the facilities and requirements of the Relevant System concerned. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf, of an instruction to the Operator of the Relevant System to credit the Cash Memorandum Account of the holder or joint holders or of such person as the holder or joint holders may in writing direct.

(d) The Company shall not be responsible for any loss of any such cheque, warrant or order and any payment made by Electronic Funds Transfer, bank transfer or through a Relevant System shall be at the sole risk of the holder or joint holders. Without prejudice to the generality of the foregoing, if any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed, the Directors may at the request of the persons entitled thereto issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

(e) Payment of a cheque, warrant or order, or the debiting of the Company’s account in respect of the appropriate amount in accordance with the provisions of this Article, or, in respect of shares in uncertificated form, the making of payment in accordance with the facilities and requirements of the Relevant System concerned, shall be a good discharge of the Company.

(f) Any dividend or other payment to any particular holder or holders may be paid in such currency or currencies as may from time to time be determined by the Directors and any such payment shall be made in accordance with such rules and regulations (including, without limitation, in relation to the conversion rate or rates) as may be determined by the Directors in relation thereto.

(g) Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable in respect of the shares held by him as joint holder.

138. (a) All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. No dividend shall bear interest against the Company.

(b) Any dividend which has remained unclaimed for twelve years from the date of its declaration shall, if the Directors so decide, be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

ACCOUNTS

139. The Directors shall cause proper books of account to be kept relating to-

(a) all sums of money received and expended by the Company and the matters in respect of which the receipts and expenditure takes place; and

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

140. The books of account shall be at the office or, subject to Section 202 of the 1990 Act, at such place as the Directors think fit and shall at all reasonable times be open to inspection by the officers of the Company and by any other persons entitled pursuant to the Companies Acts to inspect the books of account of the Company.

141. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

142. The Directors shall from time to time, in accordance with the Acts cause to be prepared and to be laid before the Annual General Meeting of the Company such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before the Annual General Meeting of the Company.

143. A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Annual General Meeting of the Company together with a copy of the Directors’ report and Auditors’ report shall, not less than twenty-one days before the date of the Annual General Meeting be sent to every person entitled under the provisions of the Act to receive them and the requisite number of copies of these documents shall at the same time be forwarded to the appropriate officer of the Stock Exchange.

CAPITALISATION OF PROFITS

144. The Company in general meeting may upon the recommendation of the Directors resolve that any sum for the time being standing to the credit of any of the Company’s reserves (including any capital redemption reserve or share premium account) or to the credit of profit and loss account be capitalised and be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on the footing that they become entitled thereto as capital and on condition that the same be not paid in cash but be applied either in or towards paying any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportions aforesaid, or partly in the one way and partly in the other; and the Directors shall give effect to such resolution provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied for purposes permitted by Sections 62 and 64 of the Act.

145. Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally do all acts and things required to give effect thereto with full power to the Directors to make such provision as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective portions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such members.

AUDIT

146. Auditors shall be appointed and their duties regulated in accordance with the Acts.

NOTICES

147. (a) A notice may be given to, served on or delivered to any member by the Company by handing same to him or his authorised agent; by leaving the same at his registered address or by sending the same by post to him at his registered address. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice, and to have been effected in the case of the notice of a meeting at the expiration of twenty-four hours after the letter containing the same is posted, and, in any other case, at the time at which the letter would be delivered in the ordinary course of post. Where a notice or document is given, served or delivered in accordance with this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent or left at his registered address (as the case may be).

(b) If at any time by reason of the suspension or curtailment of postal services within the State and/or Great Britain the

Company is unable effectively to convene a general meeting by notices sent through the post, the general meeting may be convened by a notice advertised on the same date as the notice in at least two leading daily newspapers circulating in the State and/or Great Britain (as the circumstances require) and such notice shall have been deemed to have been duly served on all members entitled thereto at noon on the day on which the said advertisement shall appear. Notwithstanding anything contained in this Article, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or area other than the State.

148. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

149. (a) Any notice addressed to any member and sent by post to or left at his registered address in pursuance of these Articles shall, notwithstanding that such member be then deceased or bankrupt, be deemed to have been duly served in respect of any shares (whether held solely or jointly with other persons by such member) unless and until the Company shall have received notice in writing of his decease or bankruptcy.

(b) A notice may be given by the Company to the person entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name or by the title of representatives of the deceased or Official Assignee in bankruptcy or by any like description at the address supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) at the registered address of such deceased or bankrupt member.

(c) Service in manner aforesaid shall for all purposes be deemed a sufficient service of such notice on all persons interested (whether jointly with or claiming through or under such deceased or bankrupt member) in any such shares.

150. Notice of every general meeting shall be given in any manner hereinbefore authorised to:-

(a) every member holding at least one Ordinary Share in the Capital of the Company; and

(b) every person upon whom the ownership of a share devolves by reason of his being a personal representative or the Official Assignee in bankruptcy of a member, where the member but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c) the Auditor for the time being of the Company.

Subject to Articles 5 and 6(v) no other person shall be entitled to receive notices of general meetings.

WINDING UP

151. If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up or which ought to have been paid up at the commencement of the winding up on the shares held by them respectively. If in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up or which ought to have been paid up on the shares held by them respectively; PROVIDED that this Article is without prejudice to the rights of the holders of the 5 per cent Cumulative Preference Shares, the “A” Preference Shares or any other shares issued upon special terms and conditions.

152. If the Company is wound up, the liquidator may with the sanction of a Special Resolution of the Company and any other sanction required by the Acts, divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

DESTRUCTION OF RECORDS

153. The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of twelve years from the date of registration thereof, all notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be conclusively presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the company; PROVIDED ALWAYS that:-

(a) the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c) reference herein to the destruction of any document includes references to the disposal thereof in any manner.

INDEMNITY

154. Subject to the provisions of and so far as may be admitted by the Acts, every Director, Managing Director, Chief Executive, Auditor, Secretary or other Officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

The Directors shall have power to purchase and maintain for or for the benefit of any persons who are or were at any time Directors or Officers of the Company, or who are or were at any time trustees of any pension fund in which employees of the Company are interested, insurance against any liability incurred by such persons in respect of any act or omission when in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any pension fund of the Company and shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning the purchase of such insurance.

INDEX

CRH

public limited company

Article No.

ACCOUNTS

139 -143

AUDIT

146

BORROWING POWERS

90

CAPITAL

Amount

4

5% Cumulative Preference

5

7% “A” Cumulative Preference

6

Alteration of

52 -55

CAPITALISATION OF PROFITS AND RESERVES

144 -145

CHAIRMAN

116

CONTROL

3

CORPORATIONS ACTING BY REPRESENTATIVES

84

DIRECTORS

Age limit

89

Alternate

102

Appointment

110, 112

Chairman

116

Chief Executive or Managing Director

122 -124

Committees of

117 -120

Deputy Chairman

116

Disqualification

103

Article No.

Indemnity

154

Insurance

154

Meetings

113

Number

85

Other Company

88

Participation at meetings

121 (b)

Powers and duties

91 -102

Proceedings

113 -121

Quorum

114

Removal

111

Remuneration

87

Resolution in writing

121 (a)

Rotation and retirement

104 -112

Share qualification

86

Shares—power to allot

11 (d)

DIVIDENDS AND RESERVES

130 -138

ELECTRONIC COMMUNICATION—USE OF

128

GENERAL MEETINGS

Adjournment

64, 67

Annual General Meeting

57

Business of

61

Calling or convening

59

Chairman

65 -66

Extraordinary General Meeting

58 -59

Held in State

56

Notice

60

Poll

68 -71

Proceedings at

61 -71

Article No.

Proxy

77 -83

Quorum

62

Security and Safety

63

Votes

72 -83

INDEMNITY

154

MINUTES

100

MODIFICATION OF RIGHTS

10

NOMINEE SHAREHOLDERS

13 -14

NOTICES

147 -150

OPTIONS

11

POSTAL SERVICES DISRUPTION

147 (b)

PRESIDENT

125

RECORDS—DESTRUCTION OF

153

RESERVES

133

SEAL

129

SECRETARY

126 -127

SHARES

Allotment

11

Calls

22 -28

Certificates

16 -17

Commission

12

Conversion into Redeemable

8

Conversion into Stock

48 -51

Disapplication of statutory pre-emption rights

11 (e)

Disenfranchisement

14

Article No.

Financial Assistance for purchase of—prohibited

15

Forfeiture

40 -47

Issue with Special Rights

9

Lien

18 -21

Options

11

Purchase of own

8, 8A

Redeemable—issue of

8

Redemption of Preference Shares

7

Transfer

29 -34

Transmission

35 -39

Treasury Shares—re-issue of

8B

Trust—not recognised

13

Warrants

11

VOTES OF MEMBERS

72 -83

WINDING UP

151 -152

06/05/2009